Exhibit 99.1
news
Contact:
Brad Allen
Imation Corp
651-704-5818
bdallen@imation.com
Frank Russomanno Named CEO and Director of Imation
Linda Hart Named Non-Executive Chairman
Bruce Henderson Steps Down Due to Health Reasons
Oakdale, MN April 2, 2007 — Imation Corp (NYSE:IMN) announced that Frank Russomanno has been elected President and Chief Executive Officer and a member of the Board of Directors, replacing Bruce Henderson. Mr. Russomanno had been named acting CEO on November 9, 2006. In addition, Imation’s Lead Director Linda Hart, Vice Chairman and CEO of Hart Group, Inc., was elected Non-Executive Chairman of the Board.
The company also announced that Bruce Henderson has resigned as Chairman of the Board and Chief Executive Officer of the Company effective as of the close of business today due to health issues as he continues treatment for a malignant brain tumor. He has been on a medical leave of absence since November 9, 2006. Mr. Henderson will remain an inactive employee of the Company, participating in the Company’s short-term disability program and applying for long-term disability benefits. He joined the Company in May 2004.
In a statement released by the company, Mr. Henderson said: “My treatment is on a positive path, but will continue to require a substantial amount of my time and energy. The Board of Directors and I felt that this is an appropriate time for me to formally relinquish my duties to assist the company in making the necessary transition to its new leadership.”
Mr. Russomanno said: “We wish Bruce and his family the best as he pursues his course of treatment and thank him for his contributions to Imation. Under Bruce’s leadership, the company accelerated its growth and made its first major acquisition with Memorex. Bruce also introduced lean principles throughout Imation. Both of those contributions will have a lasting and positive impact on the company.”
Ms. Hart said: “On behalf of the entire Board of Directors, I thank Bruce and extend our very best wishes. I also look forward to continuing to work with Frank and the Imation management team in my new role, as the company continues to focus on building long term shareholder value. Frank brings a solid mix of industry experience, knowledge of the Company, and a record of accomplishment as a decisive business leader to his role as CEO. He shares the confidence of his fellow Board members in his ability to move Imation forward.”

Executive Biographies
Frank P. Russomanno, age 59, is President, Chief Executive Officer of Imation. Previously, he was Chief Operating Officer and since November, 2006 was acting CEO. Prior to 2003, Mr. Russomanno was president of Imation Data Storage and Information Management business. In this position, he led the company’s data storage businesses, including Imation personal storage media business which focused on optical storage solutions, such as CD and DVD technologies, and Imation data storage media and services business which concentrated on removable magnetic media such as tape technology.
During his tenure with Imation and 3M, Mr. Russomanno has held several executive and managerial positions, including vice president of Imation Data Storage media and services business, general manager of Imation Advanced Imaging Program, corporate sales and marketing director, and global sales and marketing director for Photo Color Products. He also served as a European Business Unit Director while with 3M Company. He began his career with 3M Company in 1973 as a sales coordinator and eventually became a sales representative for the magnetic/audio/video recording business in the greater metropolitan New York area.
Mr. Russomanno holds a bachelor degree in history from Seton Hall University. He has also has undertaken graduate work at the University of Oklahoma and Monmouth College and served in the United States Army as an artillery officer achieving the rank of captain. In addition, Mr. Russomanno currently serves on the board of directors for the Content Delivery & Storage Association (CD&SA) and the board of the Merrick Community Center in St. Paul, Minnesota.
Linda W. Hart, age 66, is Non-Executive Chairman of the Board of Imation Corp. and Vice Chairman and Chief Executive Officer of Hart Group, Inc. (a diversified group of companies primarily involved in residential and commercial building materials and investments). Ms. Hart has been a director of Imation since July 1996. Ms. Hart is also a director of each of the Hart Group companies: Hart Group, Inc., Rmax, Inc., and L&M Acquisitions, Inc. She also serves on the Board of Trustees for the Center for Strategic & International Studies, Washington, D.C.; is former Chairman and current ex officio member of the Legal Advisory Committee to the New York Stock Exchange; a member of the Women’s Leadership Board, Harvard University, Kennedy School of Government and serves on a variety of civic boards, including both the Executive Boards of Southern Methodist University Dedman School of Law and Cox School of Business. Ms. Hart previously served on the Board of Directors of Connor Peripherals, Inc and WordPerfect Corporation, is founding president of the International Women’s Forum — Dallas and is a member of the Committee of 200.
For the 24 years prior to joining the Hart Group in 1990, Ms. Hart was engaged in the private practice of law in Dallas, Texas, specializing in corporate and securities matters. While continuing her legal practice in Dallas, Ms. Hart also served as outside consultant to the Securities and Exchange Commission, Washington, D.C. and as a Visiting Professor at Stanford Law School. She is a graduate of the University of Pittsburgh (B.S. cum laude 1962) and Southern Methodist University Law School (L.L.B. 1965). Ms. Hart has been a member of the American Bar Association House of Delegates and has written and lectured frequently throughout the country on corporate and securities law subjects.

About Imation Corp
Imation Corp is the only company in the world solely focused on the development, manufacture and supply of removable data storage products spanning the four pillars of magnetic, optical, flash and removable hard disk storage. Additional information about Imation is available at www.imation.com or by calling 1-888-466-3456.
Risk and Uncertainties
Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include our ability to successfully complete integration of the Memorex acquisition and achieve anticipated benefits and synergies; our ability to successfully defend our intellectual property, including the Memorex brand and patent licenses and the Philips patent cross license; continuing uncertainty in global economic conditions that make it particularly difficult to predict product demand; our ability to meet our cost reduction and revenue growth targets; our ability to introduce new offerings in a timely manner either independently or in association with OEMs or other third parties; our ability to achieve the expected benefits from the Moser Baer and other strategic relationships, including the Global Data Media joint venture and Exabyte relationships; the competitive pricing environment and its possible impact on inventory valuations; foreign currency fluctuations; the outcome of any pending or future litigation including the Philips litigation; our ability to secure adequate supply of certain high demand products; the ready availability and price of energy; availability of key raw materials or critical components; the market acceptance of newly introduced product and service offerings; the rate of decline for certain existing products, as well as various factors set forth from time to time in our filings with the Securities and Exchange Commission.